EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD HOSPITALITY TRUST COMPLETES $1.2 BILLION OF FORBEARANCE AGREEMENTS WITH LENDERS

DALLAS, October 1, 2020 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) announced today that the Company has signed forbearance agreements on its KEYS Loan Pools representing 34 hotels and approximately $1.2 billion of debt. The forbearance agreements allow the Company to defer interest on the loans for a period of six months. Additionally, the agreements allow the Company to utilize lender and manager held reserve accounts, which are included in restricted cash on the Company’s balance sheet, to fund operating shortfalls at the hotels.
With the completion of these agreements, the Company now has loan forbearance or modification agreements in place for 61 properties representing approximately 69% of its current outstanding mortgage debt balance.
“We are pleased with the recent completion of the forbearance agreements for these loans,” commented J. Robison Hays, Ashford Trust’s President and Chief Executive Officer. “While we have made significant progress in our forbearance efforts, we continue to work with our lenders and special servicers to address our remaining defaults. These forbearances play a crucial role in helping the Company navigate the difficulties caused by the COVID-19 pandemic. We continue to focus on strengthening our balance sheet, mitigating our cash utilization, and expanding the company’s liquidity profile.”

Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.
Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company's strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust's control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of the novel strain of coronavirus (COVID-19) on our business; our ability to meet the NYSE continued listing standards; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; general volatility of the capital markets and the market price of our common stock and preferred stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust's filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.

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